Exhibit 99.1
5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Third Quarter 2008 Operating Results
Baton Rouge, LA — Thursday, November 6, 2008 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2008.
Three Month Results
Lamar reported net revenues of $312.5 million for the third quarter of 2008 versus $314.3 million for the third quarter of 2007, a 0.6% decrease. Operating income for the third quarter of 2008 was $53.5 million as compared to $70.4 million for the same period in 2007. There was net income of $3.8 million for the third quarter of 2008 compared to net income of $14.5 million from the third quarter of 2007.
Adjusted EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income at the end of this release), for the third quarter of 2008 was $134.8 million versus $150.3 million for the third quarter of 2007, a 10.3% decrease.
Free cash flow (defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the third quarter of 2008 was $43.2 million as compared to $33.4 million for the same period in 2007, a 29.3% increase.
Pro forma net revenue for the third quarter of 2008 decreased 3.9% and pro forma Adjusted EBITDA decreased 11.7 % as compared to the third quarter of 2007. Pro forma net revenue and Adjusted EBITDA include adjustments to the 2007 period for acquisitions and divestitures for the same time frame as actually owned in the 2008 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Nine Month Results
Lamar reported net revenues of $919.1 million for the nine months ended September 30, 2008 versus $904.7 million for the same period in 2007, a 1.6% increase. Operating income for the nine months ended September 30, 2008 was $156.2 million as compared to $176.5 million for the same period in 2007.
Adjusted EBITDA decreased to $398.8 million for the nine months ended September 30, 2008 versus $416.6 million for the same period in 2007. There was net income of $16.6 million for the nine months ended September 30, 2008 as compared to net income of $41.7 million for the same period in 2007.
Free Cash Flow for the nine months ended September 30, 2008 increased $9.5 million to $120.2 million as compared to $110.7 million for the same period in 2007, an 8.6% increase.

Outstanding Indebtedness
In light of current global economic conditions and the disruption and volatility in the credit and financial markets, we are including a brief review of our current outstanding indebtedness and related information regarding covenant compliance under our senior credit facility and our outstanding debt securities in a supplemental indebtedness schedule, which is provided at the end of this release, to assist investors in assessing and understanding our existing debt structure. As of September 30, 2008 and currently, we are in compliance with the covenants and restrictions included in our senior credit facility and our outstanding senior subordinated debt securities.
Stock Repurchase Program
During the quarter ended September 30, 2008, the Company did not make any repurchases of its Class A common stock under its stock repurchase program. As of September 30, 2008, the Company had approximately $127 million of authorized repurchase capacity remaining under this repurchase program, which expires February 2009. Share repurchases under the program may be made on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased is determined by Lamar’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for future use for general corporate and other purposes.
Guidance
For the fourth quarter of 2008 the Company expects net revenue to be approximately $286 million. On a pro forma basis this represents a decrease of approximately 9% over the same period in 2007. Due to the challenging economic environment currently facing the Company, approximately thirty days ago management began taking steps to significantly reduce expenditures in several areas: operating expenses, capital expenditures and acquisitions. The Company expects to generate additional free cash flow in 2009 by implementing these measures now and intends to use the funds generated by these actions to reduce existing indebtedness.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the fourth quarter of 2008. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the strength of the economy generally and the demand for advertising in particular; (4) regulation of the outdoor advertising industry that could adversely affect us; (5) our need for and ability to obtain additional funding for acquisitions or operations; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and our management’s allocation of working capital to fund our stock repurchase program as opposed to other uses and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.
Conference Call Information
A conference call will be held to discuss the Company’s operating results Thursday, November 6, 2008 at 10:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-877-919-4059
Passcode:	35667419
Available through Monday, November 10, 2008 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com

Available through Monday, November 10, 2008 at 11:59 p.m. eastern time
General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 19 states and the province of Ontario, Canada and over 65 transit advertising companies in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

LAMAR ADVERTISING COMPANY AND
SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net revenues	$312,516	$314,253	$919,111	$904,663

Operating expenses (income)
Direct advertising expenses	113,677	102,121	328,569	305,673
General and administrative expenses	51,093	50,004	152,213	147,386
Corporate expenses	12,932	11,854	39,502	34,992
Non-cash compensation	1,678	6,162	9,047	21,754
Depreciation and amortization	80,486	74,352	237,482	220,820
Gain on disposition of assets	(868)	(675)	(3,880)	(2,506)

	258,998	243,818	762,933	728,119

Operating income	53,518	70,435	156,178	176,544

Other expense (income)
Gain on disposition of investment	(281)	—	(1,814)	(15,448)
Interest income	(317)	(302)	(997)	(1,046)
Interest expense	39,620	42,537	119,553	117,674

	39,022	42,235	116,742	101,180

Income before income tax expense	14,496	28,200	39,436	75,364
Income tax expense	10,746	13,675	22,876	33,620

Net income	3,750	14,525	16,560	41,744
Preferred stock dividends	91	91	273	273

Net income applicable to common stock	$3,659	$14,434	$16,287	$41,471

Earnings per share:
Basic earnings per share	$0.04	$0.15	$0.18	$0.42

Diluted earnings per share	$0.04	$0.15	$0.18	$0.42

Cash dividends declared per share of common stock	$—	$—	$—	$3.25

Weighted average common shares outstanding:
- basic	91,393,601	96,194,236	92,332,022	97,676,898
- diluted	91,526,410	97,088,195	92,454,436	98,478,178

OTHER DATA
Free Cash Flow Computation:
EBITDA	$134,814	$150,274	$398,827	$416,612
Interest, net	(38,067)	(41,102)	(114,834)	(113,288)
Current tax expense	(1,806)	(12,206)	(4,253)	(18,916)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures (1)	(51,633)	(63,440)	(159,246)	(173,445)

Free cash flow	$43,217	$33,435	$120,221	$110,690

(1) See the capital expenditures detail included below for a breakdown by category.
			September 30,	December 31,
Selected Balance Sheet Data:			2008	2007

Cash and cash equivalents			$21,510	$76,048
Working capital			126,033	155,229
Total assets			4,189,024	4,081,763
Total debt (including current maturities)			2,892,917	2,725,770
Total stockholders’ equity			871,620	931,007

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Other Data:
Cash flows provided by operating activities	$106,406	$102,103	$237,724	$245,604
Cash flows used in investing activities	83,420	83,754	375,837	249,311
Cash flows provided by (used in) financing activities	(13,422)	(20,159)	83,810	2,849

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$106,406	$102,103	$237,724	$245,604
Changes in operating assets and liabilities	(9,014)	(3,448)	50,060	35,009
Total capital expenditures	(51,633)	(63,440)	(159,246)	(173,445)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(2,451)	(1,689)	(8,044)	3,795

Free cash flow	$43,217	$33,435	$120,221	$110,690

Reconciliation of EBITDA to Net income:
EBITDA	$134,814	$150,274	$398,827	$416,612
Less:
Non-cash compensation	1,678	6,162	9,047	21,754
Depreciation and amortization	80,486	74,352	237,482	220,820
Gain on disposition of assets	(868)	(675)	(3,880)	(2,506)

Operating Income	53,518	70,435	156,178	176,544

Less:
Interest income	(317)	(302)	(997)	(1,046)
Gain on disposition of investment	(281)	—	(1,814)	(15,448)
Interest expense	39,620	42,537	119,553	117,674
Income tax expense	10,746	13,675	22,876	33,620

Net income	$3,750	$14,525	$16,560	$41,744

	Three Months Ended
	September 30,
	2008	2007	% Change

Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$312,516	$314,253	(0.6%)
Acquisitions and divestitures	—	10,872

Pro forma net revenue	$312,516	$325,125	(3.9%)

Reported direct advertising and G&A expenses	$164,770	$152,125	8.3%
Acquisitions and divestitures	—	8,386

Pro forma direct advertising and G&A expenses	$164,770	$160,511	2.7%

Reported outdoor operating income	$147,746	$162,128	(8.9%)
Acquisitions and divestitures	—	2,486

Pro forma outdoor operating income	$147,746	$164,614	(10.2%)

Reported corporate expenses	$12,932	$11,854	9.1%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$12,932	$11,854	9.1%

Reported EBITDA	$134,814	$150,274	(10.3%)
Acquisitions and divestitures	—	2,486

Pro forma EBITDA	$134,814	$152,760	(11.7%)

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2007 for acquisitions and divestitures for the same time frame as actually owned in 2008.

	Three months ended
	September 30,
	2008	2007

Reconciliation of Outdoor Operating Income to Operating Income:

Outdoor Operating income	$147,746	$162,128
Less: Corporate expenses	(12,932)	(11,854)
Non-cash compensation	(1,678)	(6,162)
Depreciation and amortization	(80,486)	(74,352)
Plus: Gain on disposition of assets	868	675

Operating income	$53,518	$70,435

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Capital expenditure detail by category
Billboards — traditional	$9,669	$17,581	$49,459	$54,674
Billboards — digital	34,928	35,382	84,964	76,171
Logo	1,365	2,772	4,481	7,571
Transit	261	517	609	1,103
Land and buildings	1,790	3,614	7,946	22,424
Operating equipment	3,620	3,574	11,787	11,502

Total capital expenditures	$51,633	$63,440	$159,246	$173,445

SUPPLEMENTAL INDEBTEDNESS SCHEDULE
The following summarizes Lamar Advertising Company’s outstanding indebtedness and includes a review of the company’s compliance with certain covenants and restrictions under the senior credit facility and outstanding debt securities.
Lamar Media Corp.
Lamar Advertising Company’s wholly owned subsidiary, Lamar Media Corp., is the borrower under its senior credit facility and the issuer of its outstanding senior subordinated indebtedness. As of November 5, 2008, the outstanding indebtedness of Lamar Media Corp. is as follows:

(in millions)

Term Loans under Senior Credit Facility	$1,158.3
Drawn under Revolving Credit Facility(1)	170.0

Total Indebtedness under Senior Credit Facility	$1,328.3
Senior Subordinated Indebtedness (net of discounts)	1,252.8
Other Debt	5.3

Total	$2,586.4

(1)	In addition, Lamar Media had $218.7 million available as of November 5, 2008 under its $400 million revolving credit facility.
Lamar Advertising Company
As of November 5, 2008, Lamar Advertising Company had outstanding convertible notes as follows:

Convertible Notes	$287.5 million
These convertible notes are not included for purposes of covenant calculation under Lamar Media’s senior credit agreement or the indentures for its outstanding senior subordinated notes.
Covenants
Lamar Media must be in compliance with the following financial ratios under its senior credit facility:
•	Total Debt Ratio, defined as total consolidated debt to EBITDA (as defined under the senior credit facility) for the most recent four fiscal quarters, of not greater than 6.00 to 1;

•	Fixed Charges Coverage Ratio, defined as EBITDA (as defined under the senior credit facility) for the most recent four fiscal quarters to the sum of (1) the total payments of principal and interest on debt for such period, plus (2) capital expenditures made during such period, plus (3) income and franchise tax payments made during such period, plus (4) dividends, of greater than 1.05 to 1.
Under the indentures for Lamar Media’s outstanding senior subordinated indebtedness Lamar Media and its subsidiaries may incur indebtedness (including senior indebtedness under any senior credit facility) if (i) no default or event of default would result from the incurrence of the additional indebtedness and (ii) after giving effect to any such incurrence of additional indebtedness, the leverage ratio (defined as total consolidated debt to trailing four fiscal quarter EBITDA (as defined in the indentures)) would be less than (a) 6.5 to 1, pursuant to the indentures for its 7 1/4% senior subordinated notes due 2013, and (b) 7.0 to 1, pursuant to the indenture for its 6 5/8% senior subordinated notes due 2015. In addition and without regard to any limitations described in the preceding sentence, under the indentures Lamar Media may at any time incur up to $1.3 billion in indebtedness under any senior credit facility.

Ratios at September 30, 2008
Total Debt Ratio	4.8 to 1
Fixed Charges Coverage Ratio	1.3 to 1

Schedule of Maturities
As of September 30, 2008, Lamar has future repayment obligations with respect to its outstanding indebtedness as follows:
(in millions)

		Senior
	Senior Credit	Subordinated	Convertible
	Agreement	Indebtedness	Notes	Total
2008	$7.6	$—	$—	$7.6
2009	57.9	—	—	57.9
2010	117.2	—	287.5	404.7
2011	198.8	—	—	198.8
2012	420.2	—	—	420.2
2013	47.0	385.0	—	432.0
2014	309.6	—	—	309.6
2015	—	891.0	—	891.0

Total	$1,158.3	$1,276.0	$287.5	$2,721.8

Amounts outstanding from time to time under Lamar Media’s $400 million revolving credit facility are not subject to repayment prior to maturity. Any amount outstanding under the revolving credit facility will mature and be payable on September 28, 2012.